SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K/A
                        (Amendment No. 2)

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  January 16, 1996

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K
Report dated January 31, 1996 as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired:
                  The audited financial statements of Sattel
              Communications Company ("Sattel") for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995 are filed with this report.

         (b)  Pro Forma Financial Information:
                  The following unaudited pro forma condensed
              consolidated financial information is filed with this report:

                  Unaudited Pro Forma Condensed Consolidated
                    Balance Sheet at January 6, 1996
                  Unaudited Pro Forma Condensed Consolidated
                    Statements of Operations for the 52 Weeks Ended April 1, 1995 and the 40 Weeks Ended January 6, 1996

                  On January 16, 1996, The Diana Corporation
              ("Diana" or "Registrant") acquired an additional 30% ownership interest in Sattel Communications Corp. ("SCC") (collectively the "SCC Acquisition"). As a result, Diana increased its ownership interest in SCC from 50% to 80%. Diana issued 350,000 shares of its newly issued common stock ("the Diana Shares") to Sattel Technologies, Inc. ("STI") in connection with the transaction. STI retained a 20% ownership interest in SCC. Diana also agreed to undertake certain obligations to register the Diana Shares and to grant STI certain registration rights with respect thereto. In addition, pursuant to another agreement entered into on January 16, 1996, Diana agreed to provide SCC with additional cash sufficient to increase its capital contributions to $2.5 million and make additional loans to SCC of up to $1.425 million.

                  In addition, on January 10, 1996, Diana and STI
              entered into certain agreements. Pursuant to these agreements, Diana and STI each contributed their partnership interests in Sattel to a newly-formed corporation, SCC, following the contribution to capital by Diana of its note and interest receivable from Sattel.


                  On May 3, 1996, Diana and STI entered into a
              Supplemental Agreement to amend the Exchange
              Agreement entered into in January 1996. STI agreed to convey to Diana an additional 15% of SCC and 50,000 Diana Shares in exchange for being released from the obligation to pay for certain product development and STI's proportionate share of a $10 million capital contribution to SCC.


                  Between October 1994 and June 1996, the Company
              invested $13.9 million and issued 300,000 shares of its common stock in order to acquire an 80% interest in SCC, to acquire ownership of the intellectual property and licenses necessary to manufacture and sell DSS and DataNet switches, to further engineer and advance such switches, and to fund SCC's startup costs, working capital and investment in Concentric Network Corporation.

                  On November 20, 1995, C&L Acquisition
              Corporation, a subsidiary of the Registrant's subsidiary, C&L Communications, Inc., acquired 80% of the common stock of Valley Communications, Inc. ("Valley") from Henry P. Mutz, Christopher M. O'Connor and Kenneth R. Hurst for approximately $4,320,000 including expenses and future consideration contingent on Valley attaining defined levels of pretax earnings in specified time periods through March 2001 (the "Valley Acquisition"). A separate Form 8-K was filed on December 5, 1995 and amended on January 31, 1996 for Diana's acquisition of Valley.

                  The following unaudited pro forma financial
              statements give effect to the SCC Acquisition and the Valley Acquisition which are both accounted for as a purchase. The unaudited pro forma condensed consolidated balance sheet presents the combined financial position of Diana and SCC as of January 6, 1996 assuming that the SCC Acquisition had occurred as of January 6, 1996. Such pro forma information is based upon the historical balance sheet data of Diana, including Valley, as of January 6, 1996, and Sattel as of December 31, 1995. The unaudited pro forma condensed consolidated statement of operations for the 52 weeks ended April 1, 1995 gives effect to the SCC Acquisition and the Valley Acquisition by combining the following results of operations:

              1)  Diana for the 52 weeks ended April 1, 1995
              2)  Sattel for the period November 23, 1994
                  (inception) through March 31, 1995
              3)  Valley for the year ended April 30, 1995

              The unaudited pro forma condensed consolidated statement of operations for the 40 weeks ended
              January 6, 1996 gives effect to the SCC Acquisition and the Valley Acquisition by combining the following results of operations:

              1)  Diana for the 40 weeks ended January 6, 1996
              2)  Sattel for the 9 months ended December 31, 1995
              3)  Valley for the 7 months ended November 30, 1995

              The results of operations of Valley for the one month ended April 30, 1995 were not material to the pro forma results of operations for the 40 weeks ended
              January 6, 1996.

                  The unaudited pro forma condensed consolidated
              financial information has been prepared by the Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Registrant, or of the financial position or results of operations of the Registrant that would have actually occurred had the transactions been in effect as of the date or for the periods presented.

                  The unaudited pro forma condensed consolidated
              financial information should be read in conjunction with the historical financial statements and related notes of the Registrant.

         (c)  Exhibits

              2.1 Exchange Agreement dated January 16, 1996 by and among The Diana Corporation and Sattel Technologies, Inc., incorporated herein by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-3 (Reg. No. 333-1055)

              23   Consent of Price Waterhouse LLP


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  July 15, 1996             /s/ R. Scott Miswald
                                     Vice President and Treasurer